Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of Tecogen Inc. of our report dated March 19, 2026, relating to the consolidated financial statements of Tecogen Inc. appearing in the Annual Report on Form 10-K of Tecogen Inc. for the years ended December 31, 2025 and 2024.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Wolf & Company , P.C.
Wolf & Company, P.C.
Boston, Massachusetts
August 31, 2026